Exhibit 10.2

SUPPLEMENTAL AGREEMENT

by and among

ATAX TEBS HOLDINGS, LLC, as owner,

FMSBONDS, INC., as underwriter,

MIZUHO CAPITAL MARKETS LLC, as Noteholder Representative,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee

Dated as of December 14, 2022

Relating to:

$102,690,670
ATAX TEBS Holdings, LLC

Taxable Secured Notes
2022 Series A

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”), dated as of December 14, 2022, is by and among ATAX TEBS HOLDINGS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Owner”), FMSBONDS, INC., a corporation duly authorized and validly existing under the laws of the State of Florida (“FMS”), MIZUHO CAPITAL MARKETS LLC, as the initial Noteholder Representative under the hereinafter defined Indenture (together with any successor Noteholder Representative under the Indenture and their respective successors and assigns, the “Noteholder Representative”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee (together with its successors hereunder, the “Trustee”).

WITNESSETH:

WHEREAS, pursuant to that certain Indenture of Trust, dated as of December 14, 2022 (as amended, restated and/or supplemented from time to time, the “Indenture”), between the Owner and the Trustee, the Owner is issuing $102,690,670 in aggregate principal amount of its Taxable Secured Notes 2022 Series A (the “Notes”);

WHEREAS, FMS has agreed to purchase the Notes and upon such purchase immediately sell the Notes to GIFS Capital Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware (together with any transferee or assignee as holder of the Notes and their respective successors and assigns, the “Initial Noteholder”), upon satisfaction of certain conditions, including the execution and delivery of this Supplemental Agreement;

WHEREAS, the Owner, FMS and the Noteholder Representative desire to set forth their agreement as to the terms of their lender/borrower relationship represented by FMS’ initial purchase and the Initial Noteholder’s ownership of the Notes, as provided in this Supplemental Agreement;

WHEREAS, the Trustee, at the direction of the Noteholder Representative, which is hereby given, desires to evidence its consent to this Supplemental Agreement by executing and delivering this Supplemental Agreement;

WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in Exhibit A hereto or in the Indenture, as applicable.

NOW THEREFORE, for and in consideration of the foregoing premises, and the mutual covenants and agreements hereinafter set forth, the Owner, FMS, the Noteholder Representative and the Trustee hereby agree as follows:

Section 1. Representations, Warranties and Covenants of Owner. To induce FMS to purchase the Notes and to enter into this Supplemental Agreement and to induce the Noteholder Representative to enter into this Supplemental Agreement, and for other good and valuable consideration, the Owner makes the following representations and warranties:

(a) Organization and Power. The Owner is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, is in compliance with all legal requirements applicable to doing business in the jurisdictions where its business requires it to be in compliance, and is under no legal disability. The Owner is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

(b) Due Authorization and Execution. The Owner has lawful power and authority to issue the Notes, to enter into this Supplemental Agreement and each of the other Note Documents to which it is a party and to carry out its obligations hereunder and thereunder, and has duly authorized the execution, delivery and performance of this Supplemental Agreement and each of the other Note Documents to which it is a party.

(c) Execution and Delivery. The issuance of the Notes, and the Owner’s execution and delivery of this Supplemental Agreement and the other Note Documents to which it is a party and its performance of or compliance with the terms and conditions thereof will not, in any material respect, conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement to which the Owner is a party or by which it or any of its property is bound, nor to its knowledge conflict with, or result in a breach of, any of the terms, conditions or provisions of or constitute a default under, the Operating Agreement, or under any order, rule or regulation applicable to the Owner or any of its property of any court or governmental body, nor result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever, other than Permitted Liens, upon any of the property or assets of the Owner under the terms of any instrument or agreement to which the Owner is a party.

(d) Consents Obtained. No consent, authorization or approval, except such consents, authorizations or approvals as have been obtained prior to the issuance of the Notes or execution and delivery of this Supplemental Agreement and the other Note Documents, from any pertinent governmental, public or quasi-public body or authority, is necessary for the issuance of the Notes or the due execution, delivery and performance by the Owner of this Supplemental Agreement and the other Note Documents; provided, however, that no representation is made with respect to any state securities or “blue sky” laws.

(e) Valid and Binding Obligations. Assuming the due execution and delivery by the other parties thereto, this Supplemental Agreement and the other Note Documents to which it is a party constitute the legal, valid and binding obligations of the Owner, enforceable against the Owner in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights or by general principles of equity, and except as enforceability may be limited by applicable securities laws or public policy.

(f) Voluntary Acts. The Owner is entering into this Supplemental Agreement and the other Note Documents to which it is a party freely and voluntarily with the advice of legal counsel of its own choosing, and has freely and voluntarily agreed to the terms, provisions and undertakings set forth in this Supplemental Agreement and such other Note Documents.

(g) Outstanding Principal Amount of Notes. As of the date hereof, the Notes are being issued in the principal amount of $102,690,670. The Owner has no defenses, counterclaims or offsets with respect to such principal amount.

(h) No Defaults. The Owner is in compliance in all material respects with all the terms and conditions of the Notes and the other Note Documents, and no default or event which, with the giving of notice or the lapse of time or both, would become a default or event of default has occurred and is continuing under the Note Documents.

(i) No Actions Pending or Threatened. There are no actions, suits or proceedings pending or, to the knowledge of the Owner, threatened against the Owner, at law, in equity, in arbitration or before or by any court, board, commission, agency or instrumentality of any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which involve the existing Class B Certificate, the Collateral, the Notes or the transactions contemplated by this Supplemental Agreement or the other Note Documents.

(i) Use of Note Proceeds. The proceeds from the sale of the Notes will be used and applied in accordance with the terms and conditions of the Indenture.

(k) Authority of the Sole Member. Greystone Housing Impact Investors LP is the sole member (the “Sole Member”) of the Owner. The Sole Member has the power and authority to cause the Owner to execute and deliver this Supplemental Agreement and the other Note Documents to which the Owner is a party, and to perform such other matters and things provided to be performed by it in this Supplemental Agreement and in such other Note Documents.

(1) ERISA. Neither the Owner nor any ERISA Affiliate maintains a Plan nor contributes to or has ever contributed to a Multiemployer Plan.

Section 2. Representations and Warranties of Noteholder Representative and FMS.

(a) To induce the Owner to enter into this Supplemental Agreement, the Noteholder Representative represents that:

(i) the Noteholder Representative is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

(ii) the Noteholder Representative is duly authorized to execute and deliver this Supplemental Agreement.

(iii) the Noteholder Representative has freely and voluntarily agreed to the terms, provisions and undertakings set forth in this Supplemental Agreement.

(iv) This Supplemental Agreement and the other documents executed by the Noteholder Representative in connection with this Supplemental Agreement, constitute the legal, valid and binding obligations of the Noteholder Representative enforceable in accordance with their respective terms, except as such enforceability and the availability of certain rights and remedies provided for therein may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies, and except as enforceability may be limited by applicable securities laws or public policy.

(b) To induce the Owner to enter into this Supplemental Agreement, FMS represents that:

(i) FMS is a corporation duly organized and validly existing under the laws of the State of Florida.

(ii) FMS is duly authorized to execute and deliver this Supplemental Agreement.

(iii) FMS has freely and voluntarily agreed to the terms, provisions and undertakings set forth in this Supplemental Agreement.

(iv) This Supplemental Agreement and the other documents executed by FMS in connection with this Supplemental Agreement constitute the legal, valid and binding obligations of FMS enforceable in accordance with their respective terms, except as such enforceability and the availability of certain rights and remedies provided for therein may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies, and except as enforceability may be limited by applicable securities laws or public policy.

(v) FMS (a) is a dealer registered pursuant to section 15 of the Securities Exchange Act of 1934 and is a “qualified institutional buyer” under Rule 144A(a)(iii) for purposes of the transactions contemplated hereby, (b) has agreed to serve the limited role of dealer intermediary and riskless principal by purchasing the Notes for the purpose of immediate resale to the Initial Noteholder under Rule 144A, and (c) is making no recommendation to the Initial Noteholder concerning an investment in the Notes.

Section 3. Covenants of Owner.

(a) [Reserved.]

(b) Indemnification. The Owner shall indemnify, defend and hold FMS, the Initial Noteholder, the Noteholder Representative, and their respective Affiliates and any of their respective shareholders, partners, members, managers, directors, officers, employees or agents (collectively, “Initial Noteholder Parties”), and any other Noteholder, its Affiliates and any of their respective shareholders, partners, members, managers, directors, officers, employees or agents (collectively, “Noteholder Parties”), harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their counsel (collectively, “Losses”), in connection with (i) any investigative, administrative, mediation, arbitration, or judicial proceeding by or against the Owner or the Collateral, whether or not any Initial Noteholder Party or Noteholder Party is designated a party thereto, commenced or threatened at any time and in any way related to the Collateral or the execution, delivery or performance of any Note Document, other than internal audits or investigations; (ii) any proceeding instituted by any Person claiming a lien on or interest in the Collateral (other than Permitted Liens); and (iii) any brokerage commissions or finder’s fees claimed by any broker or other party (other than through FMS, the Noteholder Representative, the Initial Noteholder or their Affiliates) in connection with the Notes, the Collateral or any of the transactions contemplated in this Supplemental Agreement or in the Note Documents, including, but not limited to, those arising from the joint, concurrent or comparative negligence of the Owner, the Trustee, FMS, any Initial Noteholder Party or any Noteholder Party, except to the extent any of the foregoing is caused by the gross negligence or willful misconduct of FMS, any Initial Noteholder Party or Noteholder Party (whether sole, joint, concurrent, comparative or otherwise), in which event the Owner shall not be liable under this Section to FMS, such Initial Noteholder Party or such Noteholder Party to the extent such Losses were caused by such Person’s (or its agent’s) gross negligence or willful misconduct.

(c) Costs of Defense, Etc. If any action or proceeding is commenced with respect to the Collateral or the transactions contemplated by the Note Documents to which action or proceeding FMS, the Noteholder Representative, the Initial Noteholder, any other Noteholder or any of their respective Affiliates, as applicable, is made a party or in which it becomes necessary to defend or uphold the Security Interest or the Obligations, the Owner shall, on demand, reimburse FMS, the Noteholder Representative, the Initial Noteholder and/or such other Noteholder or Affiliate, as applicable, for all reasonable out-of-pocket expenses including, without limitation, reasonable attorneys’ fees and disbursements and appellate attorneys’ fees and disbursements, incurred by FMS, the Noteholder Representative, the Initial Noteholder and/or such other Noteholder or Affiliate, as applicable, in connection with such action or proceeding, together with interest thereon at the Default Rate from the date that is ten (10) days after such demand until the same are paid to FMS, the Noteholder Representative, the Initial Noteholder and/or such other Noteholder or Affiliate, as applicable.

(d) Costs of Administration and Enforcement. The Owner agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements and appellate attorneys’ fees and disbursements) of FMS and the Noteholder Representative incurred in connection with any Event of Default or Potential Default, any requested waiver or consent hereunder or amendment of any of the Note Documents or the enforcement of any provision hereof, or the enforcement, compromise, workout, restructuring or settlement of this Supplemental Agreement, any other Note Document or the Obligations, or for defending or asserting the rights and claims of FMS, the Noteholder Representative, the Initial Noteholder and any other Noteholder, as applicable, in respect thereof, by litigation or otherwise. All rights and remedies of FMS, the Noteholder

Representative, the Initial Noteholder and any other Noteholder, as applicable, shall be cumulative and may be exercised singularly or concurrently. Notwithstanding anything herein contained to the contrary, the Owner, to the extent allowable by applicable law: (i) waives any right (A) to at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Collateral or any portion thereof, whenever enacted, nor at any time hereafter in force, which may affect the covenants and terms of performance of this Supplemental Agreement or any of the other Note Documents; provided such language shall not be deemed to limit any force majeure rights the Owner may have with respect thereto, (B) to claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation of the Collateral, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (C) after any such sale or sales, to claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof, and (ii) hereby expressly waives all benefit or advantage of any such law or laws which may, and covenants not to, hinder, delay or impede the execution of any power herein granted or delegated to the Noteholder Representative or any Noteholder, and agree to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Owner, for itself and all who may claim under it, waives, to the extent allowed by applicable law, all right to have the Collateral marshaled upon any foreclosure thereof.

(e) Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of the Noteholder Representative:

(i) except as otherwise permitted by the release provisions of this Supplemental Agreement, the Owner shall not (A) directly or indirectly sell, transfer, convey, mortgage, pledge or assign any interest in the Collateral or any part thereof, or direct or permit any such action; or (B) except for Permitted Liens and liens, security interests and other rights arising in connection with the Note Documents, further encumber, grant a lien on or grant any other interest in the Collateral or any part thereof, or direct or permit any such action; and

(ii) there shall be no change in the Sole Member or members of the Owner nor any amendment to the Operating Agreement or governing documents among the same.

(f) Execution of Additional Documents; Further Assurances. The Owner will execute and deliver such additional instruments and perform such additional acts as may be necessary, in the reasonable opinion of the Noteholder Representative, to carry out the intent hereof and of the other Note Documents, or to perfect or give further assurances of any of the rights granted or provided for herein or in the other Note Documents. The Owner shall promptly (i) cure any defects in the execution and delivery of the Note Documents and (ii) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as the Noteholder Representative may reasonably request to further evidence and more fully describe the collateral for the

Notes; to correct any factual misstatements and/or omissions in the Note Documents; to perfect, protect or preserve any Liens created under any of the Note Documents; or to cause to be made any recordings, file any notices or obtain any consents as may be necessary or appropriate in connection therewith.

(g) No Plans. Neither the Owner nor any ERISA Affiliate shall at any time maintain a Plan or contribute to a Multiemployer Plan. Consequently, no ERISA Event has occurred or will occur while the Notes or any other Obligation remains unpaid or unsatisfied.

(h) Legal Existence; Etc. The Owner shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the State of its formation, and all qualifications, licenses and permits applicable to the ownership of the Collateral. The Owner shall not wind up, liquidate, dissolve, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its assets. The Owner shall provide prompt notice to the Trustee and the Noteholder Representative of any change in its name or jurisdiction of formation. The Owner shall maintain its separateness as an entity, including maintaining separate books, records and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

(i) Limitation on Other Debt. The Owner shall not, without the prior written consent of the Noteholder Representative, create, incur or assume any Debt whether secured, unsecured, recourse or non-recourse, prior, parity or subordinate, fixed or contingent, other than (i) its obligations contemplated by the Note Documents and (ii) other Debt, in writing, approved in advance by the Noteholder Representative in its sole discretion.

(j) Notice of Certain Events. The Owner shall promptly notify the Noteholder Representative in writing of (i) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (ii) any notice of default received by the Owner under other obligations relating to the Collateral or the Class B Certificates, or otherwise material to the Owner’s business; and (iii) any threatened or pending legal, judicial or regulatory proceedings which could have a material adverse effect on the Owner or the Collateral.

(k) Right of Access to Records. The Noteholder Representative and its duly authorized agents, attorneys, accountants and representatives shall also be permitted, at all reasonable times and upon reasonable notice, to examine the books and records of the Owner with respect to the Collateral.

(l) Reporting Duties. To the extent such items are not otherwise provided to the Noteholder Representative pursuant to the terms of the Note Documents, the Owner hereby agrees to provide or cause to be provided, to Noteholder Representative (i) copies of any and all notices, reports, demands, declarations or other similar items received by the Owner or its affiliates related to or provided under the terms of the Class B Certificates or the TEBS Documents, promptly following receipt thereof, and (ii) within ten (10) Business Days (or such longer period as may be necessary to compile and deliver such information) after demand, any other information reasonably requested by the Initial Noteholder or the Noteholder Representative.

(m) Compliance with Laws; Use. The Owner has to the best of its knowledge, and at all times shall have, all material permits, licenses, exemptions and approvals necessary for the transaction of its business.

(n) Note Documents. The Owner shall not amend, modify, terminate or grant any waiver under, or consent to, permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification or grant of a waiver under any of the Note Documents to which the Owner is a party, without the prior written consent of the Noteholder Representative.

(o) Post-Closing Covenants. Following the occurrence and during the continuance of any Event of Default, upon the written request of the Noteholder Representative, the Owner agrees to use commercially reasonable efforts to seek and obtain any consents required from Freddie Mac to effectuate the transfer of ownership of the Collateral and/or the Class B Certificates to the Trustee for the benefit of the Holders of the Notes, or to the Holders of the Notes, as directed by the Noteholder Representative.

Section 4. Redemption of Notes. The Notes shall be subject to redemption as set forth in Article IV of the Indenture.

Section 5. Events of Default.

(a) Each of the following shall constitute an “Event of Default” under this Supplemental Agreement and each of the other Note Documents

(i) The sale, transfer, conveyance, pledge, mortgage, encumbrance or assignment of any part or all of the Collateral other than a Permitted Lien; or

(ii) The occurrence of an “event of default” or “Event of Default” as defined in any of the other Note Documents following any applicable grace period contained in such documents; or

(iii) The Owner’s failure to perform or observe any of the agreements and covenants contained in this Supplemental Agreement or in any of the other Note Documents to which the Owner is a party (other than any payment obligations under any of the Note Documents or transfers and encumbrances referenced under Section 5(a)(i)), and the continuance of such failure for thirty (30) days after notice by the Noteholder Representative or the Trustee to the Owner; however, subject to any shorter period for curing any failure by the Owner as specified in any of the other Note Documents, the Owner shall have an additional sixty (60) days to cure such failure if (A) such failure does not involve the failure to make payments on a monetary obligation; (B) such failure cannot reasonably be cured within thirty (30)

days; (C) the Owner is diligently undertaking to cure such default; and (D) the Owner has provided the Trustee and the Noteholder Representative with security reasonably satisfactory to the Trustee and the Noteholder Representative against any interruption of payment or impairment of collateral as a result of such continuing failure; or

(iv) Any representation or warranty made by the Owner in this Supplemental Agreement or any other Note Documents to which the Owner is a party proves to be untrue in any material respect when made or deemed made.

Notwithstanding anything to the contrary contained herein, (w) the notice and grace periods described in Section 5(a)(iii) hereof shall not apply to any of the Events of Default described in the other subsections of Section 5(a), (x) in no event shall any of the notice and/or grace periods provided for in this Section or in any of the other Note Documents be considered to be in addition to any other notice or grace period provided herein or therein, and (y) any applicable notice or grace period shall run concurrently with and not in addition to any other notice or grace period to which the Owner shall be entitled either hereunder or under any of the other Note Documents, and (z) in the event there are different notice or grace periods in this Section and any other Note Document for the same occurrence or failure to perform, the shortest such period shall control.

(b) Remedies. Upon the happening of an Event of Default, the Noteholder Representative shall have the right, in addition to all the remedies conferred upon the Noteholder Representative, the Initial Noteholder and/or any other Noteholder, as applicable, by law or equity or the terms of any Note Document, to notify the Trustee of such Event of Default in writing and to direct the Trustee in writing to exercise any and all remedies under the Note Documents.

Section 6. Relationship of Parties. Except as specifically set forth herein, nothing in this Supplemental Agreement shall be construed to alter the existing relationship between the Owner and the Trustee as set forth in the Note Documents. This Supplemental Agreement is not intended, nor shall it operate or be construed, to create a partnership or joint venture relationship between the parties hereto.

Section 7. Entire Agreement; Modification of Agreement. This Supplemental Agreement and the other Note Documents constitute the entire understanding of the parties to each such document with respect to the subject matter hereof and thereof. This Supplemental Agreement may not be modified, altered or amended except by an agreement in writing signed by each party hereto, with the prior written consent of the Noteholder Representative. THIS SUPPLEMENTAL AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ACTUAL OR ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT UNDERSTANDINGS OR AGREEMENTS OF THE PARTIES, WRITTEN OR ORAL, EXPRESSED OR IMPLIED, OTHER THAN A WRITING WHICH EXPRESSLY AMENDS OR SUPERSEDES THIS SUPPLEMENTAL AGREEMENT EXECUTED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES.

Section 8. Notices. All notices and other communications required or contemplated hereunder shall be (a) in writing; (b) deemed to have been given (i) upon personal delivery; (ii) one (1) Business Day (as such term is defined in the Indenture) after such notice is sent by a reputable overnight courier service; (iii) three (3) days after mailing by United States certified or registered mail, return receipt requested; or (c) upon receipt of an electronic mail transmission to be promptly confirmed and followed by United States mail, in each case with (as applicable) postage, courier or delivery charges prepaid and addressed as follows:

The Owner:

ATAX TEBS Holdings, LLC

152 West 57th Street

4th Floor

New York, NY 10019

Attention: Ken Rogozinski, CIO

Phone: (212) 896-9184

Email: ken.rogozinski@greyco.com

and

ATAX TEBS Holdings, LLC

Suite 211

14301 FNB Parkway

Omaha, NE 68154

Attention: Jesse Coury, CFO

Phone: (402) 952-1233

Email: Jesse.Coury@greyco.com

With a copy to (which copy shall not constitute notice to the Issuer):	Conal L. Hession Kutak Rock LLP 1650 Farnam Street Omaha, NE 68102 Phone: (402) 346-6000 Email: conal.hession@kutakrock.com
The Trustee:	U.S. Bank Trust Company, National Association 100 Wall Street, STE 600 New York, NY 10005 Attention: James W. Hall Phone: (551)427-1335 Email: james.hall2@usbank.com

If to the Noteholder Representative:	Mizuho Capital Markets LLC 1271 Avenue of the Americas New York, New York 10020 Attention: Julian Rudin, Esq. Phone: (646) 949-9692 E-mail: julian.rudin@mizuhogroup.com
With a copy to (which copy shall not constitute notice to the Noteholder Representative):	Greenberg Traurig LLP 1717 Arch Street, Suite 400 Philadelphia, Pennsylvania 19103 Attention: Dianne Coady Fisher Phone: (215) 988-7802 E-mail: FisherD@gtlaw.com
If to FMS:	FMSBonds, Inc. 4775 Technology Way Boca Raton, Florida 33431 Attention: Mark Viggiano Telephone: E-mail:

or to such other address as may be specified by notice given as required herein. If to any other Noteholder, to the address or addresses provided by such Noteholder to the Trustee and Owner from time to time.

Section 9. Construction of Ambiguities. Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Supplemental Agreement and have participated in the drafting hereof; accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be applicable in the construction and interpretation of this Supplemental Agreement or any amendments hereof or exhibits hereto.

Section 10. Severability. If any term or provision of this Supplemental Agreement or an application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Supplemental Agreement, or the application of such term or provision to Persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Supplemental Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 11. Full Recourse Liability. The Owner has full recourse and personal liability for all of its obligations under this Supplemental Agreement and the other Note Documents. In particular and not in limitation of the foregoing, (i) the Noteholder Representative (or the Trustee or Noteholder, as applicable) shall retain all rights which the Noteholder Representative (or the Trustee or Noteholder, as applicable) may have under Sections 506(a), 506(b), 111l(b), as amended, or any other provisions of the United States Bankruptcy Code to file a claim for the full amount of the obligations secured by the Collateral or to require that all collateral required pursuant to the Note Documents continue to secure all of the Obligations in accordance with the Note Documents and (ii) the Owner agrees and acknowledges that it shall continue to be liable for the payment of the Obligations in the event an Event of Bankruptcy shall occur with respect to the Owner.

Section 12. Limitation on Liability of Officers, Employees, etc. Any obligation or liability whatsoever of FMS, the Noteholder Representative, the Initial Noteholder or any other Noteholder or any of such persons respective Affiliates, as applicable, which may arise at any time under this Supplemental Agreement or any other Note Document shall be satisfied, if at all, out of FMS’s, the Noteholder Representative’s, the Initial Noteholder’s or such Noteholder’s, as applicable, property and assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property or assets of any of FMS’s, the Noteholder Representative’s, the Initial Noteholder’s or any other Noteholder’s or any such person’s respective Affiliates’, as applicable, shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 13. Rights and Remedies Cumulative. The rights and remedies arising under and contained in this Supplemental Agreement shall be separate, distinct and cumulative, and none of them shall be in exclusion of the other. All remedies arising under or contained in this Supplemental Agreement shall be in addition to every other remedy now or hereafter existing at law, in equity or by statute, or under any of the Note Documents. Neither any course of dealing by the Noteholder Representative or the Trustee nor any failure or delay on its part to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege.

Section 14. Successors and Assigns. The covenants and obligations in this Supplemental Agreement shall bind, and the benefits and advantages hereof shall inure to, the parties hereto and their respective heirs, legal and personal representatives, executors, administrators, successors and permitted assigns. This Supplemental Agreement may not be assigned by the Owner without the prior written consent of the Noteholder Representative. This Supplemental Agreement is freely assignable by FMS and the Noteholder Representative, as applicable.

Section 15. Counterparts. This Supplemental Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. This Supplemental Agreement is solely for the benefit of the Owner, FMS, the Trustee, the Noteholder Representative, the Initial Noteholder and any

future Noteholder, and no provision hereof shall be deemed to confer rights on any other person or entity.

Section 16. Time of the Essence. TIME IS OF THE ESSENCE as to the Owner’s observance and performance of each and every one of its agreements and undertakings contained in this Supplemental Agreement.

Section 17. Voluntary Waiver of Automatic Stay. THE OWNER HEREBY AGREES THAT IN THE EVENT THE OWNER COMMENCES A CASE UNDER THE UNITED STATES BANKRUPTCY CODE (11 U.S.C. § 101, ET SEQ., AS AMENDED, THE “BANKRUPTCY CODE”), OR IF A CASE IS COMMENCED AGAINST THE OWNER THEREUNDER, THE NOTEHOLDER REPRESENTATIVE, THE INITIAL NOTEHOLDER AND/OR ANY OTHER NOTEHOLDER, AS APPLICABLE, OR THE TRUSTEE SHALL THEREUPON BE ENTITLED, AND THE OWNER SHALL CONSENT, TO RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO THE NOTEHOLDER REPRESENTATIVE, THE INITIAL NOTEHOLDER AND ANY OTHER NOTEHOLDER, AS APPLICABLE, OR THE TRUSTEE UNDER THIS SUPPLEMENTAL AGREEMENT, THE INDENTURE, AND UNDER APPLICABLE LAW, TO ALLOW THE NOTEHOLDER REPRESENTATIVE, THE INITIAL NOTEHOLDER AND ANY OTHER NOTEHOLDER, AS APPLICABLE, OR THE TRUSTEE TO PURSUE SUCH REMEDIES. THE OWNER FURTHER AGREES THAT IT SHALL, IMMEDIATELY UPON THE REQUEST OF THE NOTEHOLDER REPRESENTATIVE OR THE TRUSTEE, TAKE ALL ACTIONS NECESSARY TO AFFORD SUCH RELIEF TO THE NOTEHOLDER REPRESENTATIVE, THE INITIAL NOTEHOLDER OR ANY OTHER NOTEHOLDER, AS APPLICABLE, OR THE TRUSTEE, INCLUDING WITHOUT LIMITATION, TO EXECUTE SUCH DOCUMENTS AND TO FILE SUCH PAPERS AS THE NOTEHOLDER REPRESENTATIVE, THE INITIAL NOTEHOLDER OR ANY OTHER NOTEHOLDER, AS APPLICABLE, OR THE TRUSTEE DEEM NECESSARY AND APPROPRIATE TO OBTAIN SUCH RELIEF.

Section 18. Governing Law. THIS SUPPLEMENTAL AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND TOGETHER WITH ANY DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW, WITHOUT REGARD TO CHOICE OF LAW RULES OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 (OR ANY SUCCESSOR STATUTE THERETO).

Section 19. Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.

THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION (WITHOUT SUBMITTING TO ARBITRATION), THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS SUPPLEMENTAL AGREEMENT, THE INDENTURE OR THE OTHER NOTE DOCUMENTS. EACH OF THE PARTIES REPRESENTS AND ACKNOWLEDGES THAT IT HAS REVIEWED THIS PROVISION WITH ITS LEGAL COUNSEL.

Section 20. Damages. NONE OF FMS, THE NOTEHOLDER REPRESENTATIVE, THE INITIAL NOTEHOLDER OR ANY OTHER NOTEHOLDERS OR THEIR RESPECTIVE AFFILIATES SHALL BE RESPONSIBLE OR LIABLE TO THE OWNER, THE TRUSTEE OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR LOST REVENUES WHICH MAY BE ALLEGED AS A RESULT OF THIS SUPPLEMENTAL AGREEMENT.

Section 21. Sale of Notes and Secondary Market Transaction. At the Noteholder Representative’s request, the Owner shall use reasonable efforts to satisfy the market standards reasonably required in the marketplace or by the Noteholder Representative in connection with one or more sales or assignments of all or a portion of the Notes or participations therein or securitizations of single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or a portion of the Notes (each such sale, assignment and/or securitization, a “Secondary Market Transaction”); provided that the Owner shall not incur any third party or other out-of-pocket costs and expenses in connection with a Secondary Market Transaction, including the costs associated with the delivery of any provided information or any opinion required in connection therewith, and all such costs including, without limitation, any costs associated with receiving a rating on the Notes, shall be paid by the Noteholder, and shall not materially modify the Owner’s rights or obligations.

Section 22. Termination. This Supplemental Agreement shall terminate upon payment in full of the Notes, and simultaneous thereto, the Trustee will release all Liens and security interests in the Collateral or any part thereof existing for the benefit of the Initial Noteholder or any other Noteholder; provided that if the Noteholder Representative has a good faith reason to believe the Owner will have any obligation pursuant to Section 3(b) hereof, then such Liens and security interests shall not be released until the Owner has provided other security for such obligations or made other arrangements reasonably acceptable to the Noteholder Representative for the protection of the Noteholders.

Section 23. Payments Set Aside. To the extent that any payment is made to or for the benefit of the Trustee, the Noteholder Representative, the Initial Noteholder or any other Noteholder, or the Trustee, the Noteholder Representative, the Initial Noteholder or any other Noteholder exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Noteholder Representative, the Initial Noteholder or any other Noteholder in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any law or regulation relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws and regulations or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 24. Electronic Signature; Electronically Signed Document. For purposes hereof, “electronic signature” means a manually signed original signature that is then transmitted by electronic means; “transmitted by electronic means” means sent in the form of a facsimile or sent via the Internet as a pdf (portable document format) or other replicating image attached to an email message; and “electronically signed document” means a document transmitted by electronic means and containing, or to which there is affixed, an electronic signature. The parties agree that the electronic signature of a party to this Supplemental Agreement (or any amendment or supplement of this Supplemental Agreement) shall be as valid as an original signature of such party and shall be effective to bind such party to this Supplemental Agreement. The parties agree that any electronically signed document (including this Supplemental Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule.

Section 25. Conflict. The Owner, FMS, the Trustee and the Noteholder Representative hereby agree and acknowledge that the terms and conditions of this Supplemental Agreement, and the obligations of the Owner hereunder, are intended to be supplemental to and not in derogation of the terms and conditions of the other Note Documents, and the obligations of the Owner thereunder.

Section 26. Purchase by FMS.

(a) Subject to the terms and conditions set forth in this Agreement, FMS hereby agrees to purchase $102,690,670 of Notes from the Owner and the Owner hereby agrees to sell such Notes to FMS when, as and if issued, in exchange for payment of the purchase price of $102,690,670. Subsequent to the initial purchase of the Notes, FMS hereby agrees to sell $102,690,670 in principal amount of the Notes to the Noteholder Representative and the Initial Noteholder will purchase all (but not less than all) of the Notes from FMS for the purchase price of $102,690,670.

(b) The Notes will (i) be issued in accordance with the applicable procedural and substantive requirements of the Indenture, (ii) have the payment-related terms (that is, the dated date, maturity date, interest rates, interest payment dates and redemption provisions) set forth therein, and (iii) be subject to the requirement of delivery of an Investor Letter to the Trustee and the Owner on the Closing Date.

Section 27. Reliance; Failure to Perform; Consequences. Each of the parties hereto acknowledges that FMS and the Noteholder Representative are entering into this Supplemental Agreement and other contracts with other parties in reliance upon fulfillment and satisfaction of the respective obligations of the parties under this Supplemental Agreement and the Note Documents. In the event of a failure to fulfill or a breach of any of the terms, provisions or conditions of this Supplemental Agreement or the Note Documents (or any of them) FMS and the Noteholder Representative shall have no responsibility or other obligation of any nature or kind to purchase, retire, refund or otherwise repay the Notes in whole or in part.

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IN WITNESS WHEREOF, the Owner has caused this Supplemental Agreement to be executed by the duly authorized representative of its Sole Member, the Noteholder Representative has caused this Supplemental Agreement to be executed by a duly authorized officer of its manager, FMS has caused this Supplemental Agreement to be executed by its duly authorized officer, and the Trustee has caused this Supplemental Agreement to be executed by its duly authorized signatory, all as of the date first above written.

ATAX TEBS HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Jesse A. Coury_______
 Name: Jesse Coury

Title: Chief Financial Officer

S-1

FMSBONDS, INC.

By: /s/ Theodore A. Swinarski
Name: Theodore A. Swinarski

Title: Senior Vice President

S-2

MIZUHO CAPITAL MARKETS LLC,

a Delaware limited liability company

By: Mizuho Securities USA LLC,

in its capacity as manager

By:/s/ Mirza Kafedzic_______

Name: Mirza Kafedzic

Title: Managing Director

S-3

TERMS CONSENTED TO:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By: /s/ James W. Hall____

Name: James W. Hall

Title: Vice President

S-4

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement shall have the respective meanings assigned thereto in the body of this Agreement or in this Exhibit A, as applicable. Capitalized terms used herein and not defined herein (including in this Exhibit A) shall have the respective meanings assigned thereto in the Indenture.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement, contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Code of 1986” or “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated or proposed thereunder.

“Debt” shall mean, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable; (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility; (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (d) all indebtedness guaranteed by such Person, directly or indirectly; (e) all obligations secured by any Lien on any property of such Person, whether or not the obligations have been assumed; (f) current liabilities in respect of unfunded benefits under employee benefit, retirement or pension plans; (g) all obligations under leases that constitute capital leases for which such Person is liable; and (h) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Default Rate” shall mean the lesser of (a) the maximum rate of interest allowed by applicable law and (b) fifteen percent (15%) per annum (computed on the basis of a 360-day year for the actual number of days elapsed).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Owner, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Owner or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Owner, any ERISA Affiliate or a Plan administrator of notice from the PBGC relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Owner or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Owner or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall have the meaning set forth in Section 5 hereof.

“Interest” shall mean, collectively, any interest, including, but not limited to, any interest accrued at the Default Rate, due and payable with respect to the Notes.

“Mizuho” shall mean Mizuho Capital Markets LLC.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Obligations” shall mean, collectively, the total indebtedness secured by the Collateral and all other obligations of the Owner under the Note Documents.

“Operating Agreement” means the Limited Liability Company Agreement for ATAX TEBS Holdings, LLC, dated as of September 9, 2020, as the same me\a be amended, modified or supplemented from time to time.

“Owner” shall mean ATAX TEBS Holdings, LLC, a limited liability company organized and existing under the laws of the State of Delaware and its permitted successors and assigns.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of

ERISA, and in respect of which the Owner or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Potential Default” shall mean any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.